DFAN14A 1 dfan14a-2_09082010.htm

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(AMENDMENT NO. )

Filed by the Registrant        ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

ITEX CORPORATION
(Name of Registrant as Specified In Its Charter)
DAVID POLONITZA WAYNE P. JONES RICHARD POLONITZA GRETA POLONITZA KIRK ANDERSON
(Name Of Person(S) Filing Proxy Statement, If Other Than The Registrant)

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David Polonitza (the “Mr. Polonitza”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2011 annual meeting of stockholders (the “Annual Meeting”) of ITEX Corporation.  The Committee has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

 Item 1:  the material attached as Exhibit 1 was posted to http://www.enhanceitex.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

David Polonitza, together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2011 annual meeting of stockholders of ITEX Corporation (the "Company").

 THE PARTICIPANTS STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, INVESTORCOM, INC. AT ITS TOLL-FREE NUMBER (877) 972-0090 OR VIA EMAIL ATENHANCEITEX@INVESTOR-COM.COM.

The Participants in the proxy solicitation are anticipated to be David Polonitza, Wayne P. Jones, Richard Polonitza, Greta Polonitza, and Kirk Anderson  (collectively, the “Participants”).

 Information regarding the Participants and their affiliates, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D filed by David Polonitza on September 12, 2011, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants and their affiliates collectively own an aggregate of 208,687 shares of Common Stock of the Company, consisting of the following:  (1) 128,640 shares held directly by David Polonitza, (2) 71,645 shares held directly by Kirk Anderson, (3) 8,402 shares held directly by Richard and Greta Polonitza.